UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

BBX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 15, 2022, the Compensation Committee of the Board of Directors of BBX Capital, Inc. (the “Company”) approved the following changes to the compensation of the Company’s executive officers, each of which is effective for the Company’s fiscal year ending December 31, 2022:

•The annual base salary of each of Alan B. Levan, the Company’s Chairman, and John E. Abdo, the Company’s Vice Chairman, was increased from $400,000 to $750,000.

•The annual bonus which each of Jarett S. Levan, the Company’s Chief Executive Officer and President, and Seth M. Wise, the Company’s Executive Vice President, may receive pursuant to Section 4.2 of their respective employment agreements with the Company was increased from 60% of his annual base salary to 100% of his annual base salary. Mr. Jarett Levan’s and Mr. Wise’s respective annual base salaries were not changed and remain at $900,000.

•The annual base salary of Brett Sheppard, the Company’s Chief Financial Officer, was increased from $325,000 to $350,000, and the annual bonus which Mr. Sheppard may receive pursuant to Section 4.2 of his employment agreement with the Company was increased from 50% of his annual base salary to 60% of his annual base salary.

The Company’s employment agreements with its executive officers are described in further detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2021 and are filed as Exhibits 10.1 through 10.5 of such Current Report on Form 8-K. Except as modified as described above, the employment agreements have not been changed and remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2022

BBX Capital, Inc.

By: /s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer